UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2022

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2022, Robert Mylod, Jr., one of our Class II directors, notified us that he will not stand for reelection at our 2022 annual meeting and will therefore be leaving our board of directors effective immediately after the annual meeting.

On March 29, 2022, we elected Brad Singer to our board of directors as a Class II director. We expect to name Mr. Singer to our audit committee following our 2022 annual meeting, assuming that he is elected by our stockholders at the meeting.

Mr. Singer will receive cash and equity compensation consistent with that received by our other non-employee directors, including, (1) a pro-rated amount of our annual non-employee director restricted stock unit award, which is currently $145,000, and (2) a pro-rated portion of our annual cash retainer for non-employee directors, which is currently $35,000. Also, as we have done for our other non-employee directors, we will agree to indemnify, to the fullest extent permitted by law, Mr. Singer for all expenses and other liabilities in connection with a proceeding that arises from his service to us.
Item 7.01 Regulation FD Disclosure.
On March 29, 2022, we issued a press release announcing Mr. Mylod's resignation from our board and Mr. Singer's election to our board of directors. A copy of this press release is furnished as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated March 29, 2022
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: March 29, 2022	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer